Exhibit 99.1

OneSpaWorld Reports Third Quarter Fiscal 2020 Financial Results

   Ends Third Quarter with Total Liquidity of $62.2 Million

Company Expects Liquidity to be Sufficient to Sustain Operations with no Significant Voyages through December 2021

Nassau, Bahamas, November 10, 2020 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness products and services on board cruise ships and in destination resorts around the world, today announced its financial results for the third quarter ended September 30, 2020. The Company noted that it is issuing its Third Quarter Fiscal 2020 results today given that certain government offices are scheduled to be closed tomorrow in observance of Veterans Day, a federal holiday, which could impact the filing of Securities and Exchange Commission documents.  The Company’s conference call to review its third quarter fiscal 2020 results will continue to be held on November 11, 2020 at 10am ET.

The Company’s third quarter performance was materially impacted by the global COVID-19 pandemic, including actions taken by cruise lines, hotels and resorts and governmental authorities around the world.  These actions include the U.S. Centers for Disease Control and Prevention’s (“CDC”) No Sail Order issued on March 14, 2020 and extended on April 9, 2020, July 16, 2020 and September 30, 2020 to continue until the earliest of: (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the CDC Director rescinds or modifies the order based on specific public health or other considerations, or (3) October 31, 2020.

On October 30, 2020, the CDC issued a Framework for Conditional Sailing Order, which will remain in effect until the earliest of: (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the CDC Director rescinds or modifies the order based on specific public health or other considerations, or (3) November 1, 2021. Pursuant to the Framework for Conditional Sailing Order, the No Sail Order has been lifted and the cruise industry will work with the CDC on a phased in return-to-service, which will consist of three phases: (i) testing and implementing additional safeguards for crew members; (ii) conducting simulated voyages to test cruise operators’ ability to mitigate COVID-19 risk; and (iii) providing a certification to ships that meet specified requirements, thereby allowing for a phased return to cruise ship passenger voyages.

Leonard Fluxman, Executive Chairman of OneSpaWorld commented, “In the third quarter, we maintained strong financial flexibility, ending the quarter with $62.2 million in total liquidity, despite having the substantial majority of our operations closed due to the continuation of the CDC No Sail Order, among other mandates in response to COVID-19.  Our priorities during the quarter focused on ensuring a safe and welcoming environment at both our cruise line and resort health and wellness centers as they resumed operations and preparing for additional voyages to resume, to enable us to continue driving innovation in our service offerings, products and guest experience. At the same time, we maintained stringent control of expenses and capital expenditures.  As of today, two vessels of our cruise line partners are sailing and 37 of our destination resort spas have reopened with capacity restrictions.  We continue to believe we have the resources to sustain our current operations with no significant voyages being undertaken and limited destination resort operations through December 2021.”

“We remain focused on elevating our operating platform to provide OneSpaWorld with even greater long-term growth potential as business conditions normalize.  A recent example of this is the expansion in our leadership team to include Susan Bonner as Chief Commercial Officer, who will lead our revenue and growth initiatives,” Mr. Fluxman continued. “As we begin the final quarter of the year, we expect the environment to remain challenging, but believe that the operational and financial actions we’ve taken will enable us to emerge even stronger from this extraordinary period, becoming even more powerfully positioned to cement our industry leadership.”

Glenn Fusfield, Chief Executive Officer, commented: “While our operations remained limited in the third quarter, we continued to invest in innovation and the education of our staff so that we are ready to scale our global operations as the no-sail orders are lifted and more of our destination resort spas reopen. Along those lines, we are very pleased with our staff’s resilience and ability to quickly adapt to the changing operating conditions, as they stand ready to return as soon as operations ramp back up. While we anticipate the difficult environment to persist through the fourth quarter and into 2021, we remain confident in the advantages of our business model and believe we are well positioned to achieve our long-term performance objectives as business conditions normalize.”

Operating Network Update COVID-19:

•

Ship Count: The Company ended the third fiscal quarter with health and wellness centers on 166 ships, all of which were closed as of March 14, 2020, and all except three remained closed at quarter end pending resumption of voyages.

•

Destination Resort Count: The Company ended the third fiscal quarter at 51 destination resort spas, all of which were closed as of March 26, 2020. At quarter end, 31 destination resort spas were operating with capacity restrictions.

•

The Company had repatriated 3,197 employees, constituting all but 29 of its personnel aboard cruise ships at quarter end, eliminating all ongoing expenses related to these repatriated employees. 39 cruise ship personnel have re-embarked on the three vessels that commenced sailing during the quarter.

Liquidity Update:

•

Cash and borrowing capacity under the Company’s line of credit at the end of the third fiscal quarter totalled $62.2 million as compared to $80.0 million at the end of the second quarter of fiscal 2020.  Availability under the line of credit was $13 million for both periods.

•	The cash burn rate for the quarter was consistent with the Company’s expectation.
•

The Company noted that it continues to expect to have the resources to enable it to fund its operations with no significant voyages and limited destination resort spas in operation through December 2021.

Third Quarter 2020 Highlights:

Results of operations compared to the third quarter of fiscal 2019 were materially adversely impacted by the global COVID-19 pandemic that resulted in cancellation of its voyages and the closing of many destination resort health and wellness centers as of the beginning of the quarter.

•

Total revenues decreased 99% to $1.8 million compared to $144.9 million in the third quarter of fiscal 2019. Revenues generated in this year’s third quarter were primarily related to the 31 destination resort spas that reopened during the quarter and e-commerce sales on our timetospa.com website.

•	Net (loss) income attributable to OneSpaWorld was ($22.4) million as compared to $2.4 million in the third quarter of fiscal 2019.

•	Adjusted net (loss) income was ($17.5) million as compared to $8.5 million in the third quarter of fiscal 2019.

•	Adjusted EBITDA was ($12.2) million as compared to $15.4 million in the third quarter of 2019.

•	Unlevered after-tax free cash flow was ($12.5) million as compared to $14.1 million in the third quarter of fiscal 2019.

•	Cash and borrowing capacity under our line of credit at the end of the third fiscal quarter totalled $62.2 million.

Year-to-date September 30, 2020 Highlights:

Results of operations compared to the first nine months of fiscal 2019 were materially adversely impacted by the global COVID-19 pandemic, which resulted in cancellation of all voyages as of March 13, 2020, and the closing of all destination resort health and wellness centers as of March 26, 2020.

•

Total revenues decreased 72% to $117.1 million compared to $422.8 million in the first nine months of fiscal 2019, reflecting the decline in operating capacity driven by forced closures of its health and wellness centers aboard cruise ships and at destination resorts.

•	Adjusted EBITDA decreased $73.0 million to ($27.3) million compared to $45.7 million in the first nine months of fiscal 2019.

•	Adjusted net income (loss) decreased to ($45.1) million compared to $26.0 million in the first nine months of fiscal 2019.

The Company’s results are reported in this press release on a GAAP basis and as adjusted non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. This release also refers to Adjusted EBITDA and Adjusted net income (loss) (non-GAAP financial measures) terms for which the definition and reconciliation are presented below.

Balance Sheet, Cash Flow and Liquidity Highlights

•	Cash at the end of the third quarter of fiscal 2020 totalled $49.2 million.

•	Availability under the line of credit at the end of the third quarter of fiscal 2020 totalled $13.0 million.

•	Total debt, net of deferred financing costs at the end of the third quarter of fiscal 2020, was $229.0 million.

•	Unlevered after-tax free cash flow for the third quarter of fiscal 2020 was ($12.5) million.

Q3 2020 and Fiscal Year 2020 Guidance

The Company is not providing financial guidance due to the ongoing business disruption and substantial uncertainty surrounding the impact of the COVID-19 pandemic on its business. Notwithstanding the foregoing, the Company expects to sustain a GAAP and adjusted net loss for its fourth quarter and fiscal 2020 fiscal year.

Conference Call Details

A conference call to discuss the third quarter fiscal year 2020 financial results is scheduled for Wednesday, November 11, 2020, at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (855) 327-6837 (international callers please dial 631-891-4304) and provide the passcode 10011670 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://onespaworld.com/investor-relations by dialing 844-512-2921 (international callers please dial 412-317-6671) and entering the passcode 10011670. The conference call replay will be available from 1:00 p.m. Eastern Time on Wednesday, November 11, 2020 until 12:00 p.m. Eastern Time on Wednesday November 18, 2020. The Webcast replay will remain available for 90 days.

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished health and wellness centers offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 166 cruise ships and at 51 destination resorts around the world. OneSpaWorld holds the leading market position within the historically fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 50 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd., and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW Predecessor the predecessor, whose historical results have become the historical results of OneSpaWorld. The operating results presented for the current quarter and year-to-date period reflect the operating results of all the businesses acquired in the Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on our business and our results of operation and liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-

looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

ONESPAWORLD HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
			$	%				$	%
	2020	2019	Inc/(Dec)	Inc/(Dec)	2020	2019 (1)		Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$1,108	$110,564	$(109,456)	(99)%	$90,895	$323,842		$(232,947)	(72)%
Product revenues	681	34,337	(33,656)	(98)%	26,199	98,955		(72,756)	(74)%
Total revenues	1,789	144,901	(143,112)	(99)%	117,094	422,797		(305,703)	(72)%
COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	7,191	94,199	(87,008)	(92)%	100,329	274,063		(173,734)	(63)%
Cost of products	1,467	29,980	(28,513)	(95)%	25,226	86,131		(60,905)	(71)%
Administrative	3,792	5,393	(1,601)	(30)%	13,315	14,754		(1,439)	(10)%
Salary and payroll taxes	4,504	2,951	1,553	53%	14,767	57,764		(42,997)	(74)%
Amortization of intangible assets	4,206	4,040	166	4%	12,618	9,868		2,750	28%
Goodwill and trade name impairment charges	—	—	—	NM	190,777	—		190,777	NM
Total cost of revenues and operating expenses	21,160	136,563	(115,403)	(85)%	357,032	442,580		(85,548)	(19)%
Income (loss) from operations	(19,371)	8,338	(27,709)	(332)%	(239,938)	(19,783)		(220,155)	1113%
OTHER INCOME (EXPENSE), NET:
Interest expense	(3,483)	(4,606)	1,123	(24)%	(11,227)	(15,750)		4,523	(29)%
Interest income	19	35	(16)	0%	19	35		(16)	(46)%
Loss on extinguishment of debt	—	—	—	0%	—	(3,413)		3,413	(100)%
Total other income (expense), net	(3,464)	(4,571)	1,107	(24)%	(11,208)	(19,128)		7,920	(41)%
Income (loss) before provision for income taxes	(22,835)	3,767	(26,602)	(706)%	(251,146)	(38,911)		(212,235)	545%
(BENEFIT) PROVISION FOR INCOME TAXES	(388)	97	(485)	(500)%	1,370	220		1,150	523%
Net (loss) income	(22,447)	3,670	(26,117)	(712)%	(252,516)	(39,131)		(213,385)	545%
Net income attributable to noncontrolling interest	—	1,308	(1,308)	(100)%	—	3,040		(3,040)	(100)%
Net (loss) income attributable to OneSpaWorld	$(22,447)	$2,362	$(24,809)	(1050)%	$(252,516)	$(42,171)		$(210,345)	499%
Net (loss) income per share:
Basic	$(0.26)	$0.04			$(3.57)	$(0.27)	(2)
Diluted	$(0.26)	$0.03			$(3.57)	$(0.27)	(2)
Weighted average shares outstanding:
Basic	84,968	61,118			70,737	61,118
Diluted	84,968	75,012			70,737	61,118

1)

The presentation of the results of operations for year-to-date September 30, 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to September 30, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

2)

The calculation of net loss per share for year-to-date September 30, 2019 excludes the net loss of ($25,459) for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination. The Company believes this presentation of diluted loss per share provides more comparability for the current and year-to-date successor periods to the Business Combination.

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted net (loss) income, adjusted net income (loss) per diluted share, Adjusted EBITDA and Unlevered after-tax free cash flow.

We define Adjusted Net Income as net (loss) income, adjusted for non-controlling interest and the impact of certain other items, including normalized interest expense, related party adjustments, increase in depreciation and amortization expense resulting from the Business Combination, non-cash stock-based compensation, normalized tax expense, non-cash prepaid expenses, goodwill and trade name impairment charges and non-recurring expenses incurred in connection with the Business Combination. Adjusted Net Income Per Diluted Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three and nine-month periods ended September 30, 2020 and 2019, respectively.

We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and non-controlling interest, adjusted for the impact of certain other items, including non-cash stock-based compensation expense, non-cash prepaid expenses, related party adjustments, goodwill and trade name impairment charges and non-recurring expenses incurred in connection with the Business Combination. All of these other items are reported in administrative expenses in the condensed consolidated and combined statements of operations.

We define Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

We believe that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted Net (Loss) Income, Adjusted Net (Loss) Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow have limitations as profitability measures in that they do not include total amounts for interest expense on our debt and provision for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses certain of which are similar to those for which adjustments are made in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual, or non-recurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles Net Income (Loss) to Adjusted Net Income (Loss) attributable to OneSpaWorld and Adjusted Net Income (Loss) attributable to OneSpaWorld Per Diluted Share for the third quarter and year-to-date periods ended September 30, 2020 and 2019 (amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019 (h)
Net (loss) income	$(22,447)	$3,670	$(252,516)	$(39,131)
Noncontrolling interest (a)	—	(1,308)	—	(3,040)
Interest expense (b)	—	—	—	2,947
Loss on extinguishment of debt	—	—	—	3,413
Goodwill and trade name impairment charges	—	—	190,777	—
Related party adjustments (c)	—	—	—	538
Depreciation and amortization(d)	3,761	3,761	11,283	8,567
Change in control payments (e)	—	—	—	26,284
Stock-based compensation	1,111	125	1,960	20,496
Business combination costs (f)	87	2,290	1,619	5,602
Addback for non-cash prepaid expenses (g)	—	—	—	276
Tax expense (i)	—	—	1,746	—
Adjusted net (loss) income attributable to OneSpaWorld	$(17,488)	$8,538	$(45,131)	$25,952
Adjusted net (loss) income attributable to OneSpaWorld per diluted share	$(0.20)	$0.11	$(0.59)	$0.35
Diluted weighted average shares outstanding	86,894	72,012	75,918	73,424

The following table reconciles Net Income (Loss) to Adjusted EBITDA and Unlevered after-tax free cash flow for the third quarter and year-to-date periods ended September 30, 2020 and 2019 (amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019 (h)
Net (loss) income	$(22,447)	$3,670	$(252,516)	$(39,131)
(Benefit) provision for income taxes	(388)	97	1,370	220
Other expense	—	(35)	—	(35)
Noncontrolling interest (a)	—	(1,308)	—	(3,040)
Interest expense	3,483	4,606	11,227	15,750
Loss on extinguishment of debt	—	—	—	3,413
Related party adjustments (c)	—	—	—	538
Goodwill and trade name impairment charges	—	—	190,777	—
Depreciation and amortization	5,933	5,952	18,271	15,314
Change in control payments (e)	—	—	—	26,284
Stock-based compensation	1,111	125	1,960	20,496
Business combination costs (f)	87	2,290	1,619	5,602
Addback for non-cash prepaid expenses (g)	—	—	—	276
Adjusted EBITDA	$(12,221)	$15,397	$(27,292)	$45,687
Capital expenditures	(262)	(1,127)	(1,794)	(2,887)
Cash taxes	—	(171)	(58)	(244)
Unlevered after-tax free cash flow	$(12,483)	$14,099	$(29,144)	$42,556

(a)   Non-controlling interest refers to net income attributable to a non-controlling interest in a consolidated subsidiary of OneSpaWorld. On February 14, 2020, the Company purchased the 40% non-controlling interest for $12.3 million in a combination of $10.8 million in cash and 98,753 shares of the Company’s common stock at a share price of $15.26.

(b)

Interest expense refers to addback to adjust interest expense as if only the new debt financing resulting from the Business Combination was outstanding as of the beginning of the first quarter of fiscal 2018.

(c)	Related party adjustments refers to adjustments to reflect the impact of agreements with related parties, primarily OSW Predecessor supply agreements with a wholly-owned subsidiary of Steiner Leisure.
(d)	Depreciation and amortization refers to addback of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.
(e)	Change in control payments relates to amounts paid to OSW Predecessor executives upon consummation of the Business Combination.
(f)	Business combination costs refers primarily to legal and advisory fees incurred by OneSpaWorld in connection with the Business Combination.
(g)	Addback for non-cash prepaid expenses refers to non-cash expenses incurred in connection with certain contracts.
(h)

The presentation of the results of operations for the fiscal year 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to September 30, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

(i)	Valuation allowance related to the Company’s 2020 beginning-of-year deferred tax assets that are not realizable.

Contact:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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